Exhibit 10(a)107

ENTERGY NUCLEAR RETENTION PLAN
(As Amended and Restated Effective January 1, 2007)

Entergy Corporation, a Delaware corporation, hereby amends and restates the Entergy Nuclear Retention Plan, effective January 1, 2007, in accordance with resolutions adopted by the Personnel Committee of the Board of Directors of Entergy Corporation at its meeting held on May 3, 2007. The Plan shall remain in effect until terminated as herein provided.

PLAN PURPOSES

The purposes of this Entergy Nuclear Retention Plan are to: (1) assist in the retention of key management and selected high potential employees in Entergy Nuclear; (2) provide cash incentive to encourage continuous employment with Entergy Nuclear; (3) reinforce Entergy Nuclear strategy and key nuclear goals to ensure operational success; and (4) reinforce to key employees that they are highly valued members of Entergy Nuclear.

ARTICLE I
DEFINITIONS

The following terms when capitalized in the Plan shall have the designated meaning unless a different meaning is plainly required by the context in which the term is used:

1.01    Administrator shall mean the VP, Nuclear Human Resources, who shall be responsible for administering the Plan in accordance with its terms and conditions and in collaboration with the compensation Department of Total Rewards as needed.

1.02    Anniversary Date(s) shall mean the annual anniversary date(s) of a Participant's initial Plan participation date.

1.03    Annual Base Salary shall mean as to any specific Performance Period, a Participant's annual rate of base pay at the time he becomes a Participant for such Performance Period.

1.04    Award shall mean the cash amount, less applicable taxes and other withholdings, payable to a Participant in accordance with the provisions of Article IV.

1.05    Award Date shall mean, with respect to a Performance Period, each of the Participant's three Anniversary Dates on which payments are due Participant, as determined in accordance with Section 4.04. If for any reason it is not administratively practicable to pay an Award on the corresponding Award Date, then such Award shall be paid as soon as reasonably practicable after the Award Date, but in no event later than the date that is 2 1/2 months from the end of the Employer's taxable year in which such Award is no longer subject to a substantial risk of forfeiture. Notwithstanding the aforementioned timing of payment, such payment shall be made in accordance with the short term deferral exception of Internal Revenue Code Section 409A regulations, as may be amended.

1.06    Award Target shall mean the percentage set forth in Section 4.01 with respect to each Participant.

1.07    Beneficiary shall mean the individual or entity so designated by Participant on a Designation of Beneficiary in the form attached as Schedule A hereto, or if the Participant does not designate a beneficiary hereunder, the surviving spouse of Participant or, if Participant does not designate a beneficiary hereunder and does not have a surviving spouse, or if the designated beneficiary predeceases Participant, Beneficiary shall mean Participant's estate.

1.08    Cause shall mean failure to perform assigned duties and responsibilities, a violation of System or Employer-specific policies, or gross misconduct, as determined in the sole discretion of the CEO-Nuclear Operations.

1.09    CEO-Nuclear Operations shall mean the Chief Executive Officer - Nuclear Operations.

1.10    Committee shall mean the Personnel Committee of the Board of Directors of Entergy, which Committee shall be comprised solely of two or more outside directors of Entergy, within the meaning of Code Section 162(m), who are also independent directors within the meaning of applicable New York Stock Exchange rules, as amended, and any successor or amended rule, regulation or statute fulfilling the same or similar function.

1.11    Disabled shall mean the Participant, due to illness or accident, is unable to work and is receiving benefits under the Entergy Corporation Companies' Benefits Plus Long Term Disability Plan.

1.12    Effective Date shall mean January 1, 2007.

1.13    Eligible Employee shall mean an Employee (a) who falls within System Management Level 1 through 6, including, but not limited to, those in the position of General Manager, Plant Operations; or (b) whom the Entergy Nuclear Senior Management determines to be a high performer, even though such Employee is not in System Management Level 1 through 6.

1.14    Employee shall mean a regular full-time employee on the payroll of Entergy Nuclear, who is receiving regular pay from such payroll and who is actively employed by Entergy Nuclear.

1.15    Employer shall mean any Entergy Nuclear employer of a Participant.

1.16    Entergy shall mean Entergy Corporation or any successor entity thereto.

1.17    Entergy Nuclear shall mean any of the business units employing Eligible Employees in support of Entergy nuclear operations, any successor entity thereto, and any other System Company that adopts this Plan as a participating Employer.

1.18    Involuntary Termination shall mean the involuntary termination of a Participant's employment with a System Company and shall specifically exclude resignation or voluntary termination from System Company employment.

1.19    Nuclear Senior Management shall mean any Management Level 4 officer and above who recommends Participants to the CEO Nuclear Operations.

1.20    Participant shall mean an Eligible Employee who satisfies the eligibility requirements for participation during a Performance Period in accordance with Article III and who is not a participant in the Cooper Retention Plan. Notwithstanding any provision to the contrary, while an individual is performing services in one of the following categories, he shall not be a Participant nor shall such service count as service under the Plan:

  An individual who is classified by Entergy Nuclear as an independent contractor, as evidenced by its failure to withhold taxes from his compensation, even if the individual is in fact Entergy Nuclear's common-law employee;

  An individual who is working for a third party other than Entergy Nuclear providing goods or services (including temporary employee services) to Entergy Nuclear whom Entergy Nuclear does not regard to be its common law employee, as evidenced by its failure to withhold taxes from his compensation, even if the individual is in fact Entergy Nuclear's common-law employee;

  An individual who is classified as a leased employee by Entergy Nuclear;

  An individual who agreed orally or in writing to be ineligible for participation in the Plan or the employee benefits provided by Entergy Nuclear; and

  An individual excluded from being a Participant by any other Plan provision.
1.21    Participant Invitation shall mean the invitation to an Eligible Employee to participate in the Plan, in a form substantially similar to the one in Schedule B hereto, which invitation shall be in accordance with Section 3.04 of the Plan and which invitation must be accepted by the Eligible Employee as a condition to participation in the Plan.

1.22    Performance Period shall mean a three consecutive calendar year performance period as designated by the Administrator and communicated in writing to eligible Participants for such Performance Period.

1.23    Plan shall mean this Entergy Nuclear Retention Plan.

1.24    Senior VP, Human Resources shall mean Entergy's Senior Vice President, Human Resources and Administration.

1.25    System shall mean the group of corporations composed of the System Companies.

1.26    System Company shall mean (a) Entergy; (b) any corporation 80% or more of whose stock (based on voting power or value) is owned directly or indirectly by Entergy; and (c) any partnership or trade or business which is eighty percent (80%) or more controlled, directly or indirectly, by Entergy.

1.27    VP, Nuclear Human Resources shall mean the Vice President of Entergy Nuclear's Human Resources Department.

ARTICLE II
CONSTRUCTION

2.01    Gender and Number. The masculine pronoun whenever used in the Plan shall include the feminine. Similarly, the feminine pronoun whenever used in the Plan shall include the masculine as the context or facts may require. Whenever any words are used herein in the singular, they shall be construed as if they were also used in the plural in all cases where the context so applies.

2.02    Captions. The captions to the articles and sections of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

2.03    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

2.04    Controlling Law. The Plan and all related documents shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles of any state. Any persons or corporations who now are or shall subsequently become parties to the Plan shall be deemed to consent to this provision.

ARTICLE III
PARTICIPATION

3.01    Recommendation for Plan Participation. As soon as practicable after December of each year, and at such other times as may be necessary due to promotions, transfers, new hires, or other circumstances deemed appropriate, Entergy Nuclear Senior Management shall recommend to the CEO - Nuclear Operations and the VP, Nuclear Human Resources those Eligible Employees selected for Plan participation during a particular Performance Period.

3.02    Limitation on Number of Participants. During any particular Performance Period, Plan participation shall be limited to: (a) Eligible Employees at Management Levels 1 through 4; (b) Eligible Employees who are General Managers, Plant Operations; (c) no more than 50% of Eligible Employees at System Management Levels 5 and 6 reporting up through the CEO -Nuclear Operations; and (d) no more than 25 high-performing employees not described in Section 3.02(a), (b) and (c). Any variation in the participation limits set forth in this Section 3.02 must be approved by the CEO - Nuclear Operations and the Senior VP, Human Resources. The Administrator shall audit the approved list of Participants on a semi-annual basis to ensure Participant eligibility.

3.03    Timing of Participation. Eligible Employees approved in accordance with this Article III for Plan participation prior to the commencement of a Performance Period shall become Participants on January 1 of the first year of such Performance Period. Eligible Employees approved in accordance with this Article III for Plan participation following commencement of a Performance Period shall become Participants on the first day of the calendar month immediately following their participation approval date.

3.04    Certification Requirement and Notification Process. The final determination of Participants must be approved in writing by the CEO - Nuclear Operations except in the case of participation of the CEO-Nuclear Operations, whose participation shall be based on determination of Senior V.P., Human Resources & Administration. The VP, Nuclear Human Resources shall be responsible for (a) the preparation and maintenance of Plan Participant Invitations from the CEO - Nuclear Operations to new Participants; and (b) the maintenance of the log of Plan participants and executed Participant Invitations.

3.05    Participation in Subsequent Performance Periods. An Eligible Employee participating in the Plan with respect to one Performance Period shall not be eligible to participate in the Plan with respect to a subsequent Performance Period unless the Eligible Employee is again recommended for participation in such subsequent Performance Period in accordance with Section 3.01 and again satisfies the participation requirements set forth in Sections 3.02 and 3.04 with respect to such subsequent Performance Period

3.06    Termination of Participation. The CEO - Nuclear Operations, in his sole discretion, may discontinue an Eligible Employee's Plan participation at any time during a Performance Period on account of changes in an Eligible Employee's work assignment, his subjective determination that the Eligible Employee's performance has declined, or for any other reason. The Administrator shall be responsible for the preparation and maintenance of Participant termination notifications to Eligible Employees.

3.07    No Entitlement to Awards. Participant status alone shall not entitle a Participant to an Award; Participants shall be eligible for receipt of Awards in accordance with the terms and conditions of the Plan.

ARTICLE IV
AWARDS

4.01    Participant Award Targets. Award Targets for Participants shall be as follows:

    Participants at Management Levels 1, 2, 3, or 4 who are admitted to the Plan prior to January 1, 2007 shall have an Award Target equal to 25% of Annual Base Salary;

    Participants at Management Levels 1, 2, 3 or 4 who are admitted to the Plan on or after January 1, 2007 shall have an Award Target equal to 30% of Annual Base Salary;

    Participants at Management Levels 5 or 6 who are admitted to the Plan prior to January 1, 2007 shall have an Award Target equal to 15% of Annual Base Salary;

    Participants at Management Level 5 who are admitted to the Plan on or after January 1, 2007 shall have an Award Target equal to 20% of Annual Base Salary;

    Participants at Management Level 6 who are admitted to the Plan on or after January 1, 2007 shall have an Award Target equal to 15% of Annual Base Salary; and

    Participants who are high-performing, non-manager Employees, as determined by Entergy Nuclear Senior Management, and who are admitted to the Plan on or after January 1, 2007 shall have an Award Target equal to 10% of Annual Base Salary.
4.02    Promotions During Performance Period. If a Participant is promoted during a Performance Period to a Management Level with a higher Award Target, then the Participant's Award Target shall increase, but only with respect to those Award Dates remaining in the Performance Period for which the Award Anniversary Date has not already passed.

4.03    Annual Base Salary. For purposes of calculating Awards under the Plan, a Participant's Annual Base Salary shall not change during a Performance Period, regardless of whether a Participant's rate of base salary changes during such Performance Period.

4.04    Award Dates. A Participant's Award Dates with respect to a Performance Period shall be the first, second and third Anniversary Dates of the Participant's participation in the Plan during such Performance Period. Notwithstanding the immediately preceding sentence of this Section 4.04 to the contrary, the Award Dates of a Participant who commenced Plan participation prior to January 1, 2007 shall remain unchanged and shall be the second, third and fourth Anniversary Dates of the Participant's participation in the Plan during such Performance Period.

ARTICLE V
PAYMENT OF AWARDS

5.01    Payments. Upon fulfillment of all conditions precedent to payment, including, but not limited to, continued existence of the Plan, a Participant's Award will be provided to Participant on his Award Date. Any amounts payable to a Participant shall be reduced by appropriate or required withholdings, and shall be paid in the same manner (direct deposit or by internal mail delivery) as Participant receives his regular paycheck (be it by check or direct bank deposit) or by mail at the last known address of Participant in the possession of his Employer, at the discretion of the Administrator. In the event payment under the Plan is due to Beneficiary, Beneficiary shall provide Administrator with the address to which payment should be directed, failing which Administrator shall provide payment to Beneficiary at the address indicated in the claim for benefits filed by Beneficiary.

5.02    Other Benefits. Nothing contained in the Plan shall preclude a Participant from receiving, in addition to any benefits provided under this Plan, any payments under any employee plan or program established by any System Company, in accordance with the terms and conditions of such plan or program, including, without limitation, the annual Management Incentive Plan, Exempt Incentive Plan and Teamsharing Incentive Plan. Nothing provided in this Plan shall entitle a Participant to any benefits under any other employee benefit plan or program of a System Company other than in accordance with the terms and provisions of such employee benefit plans or programs.

5.03    Not Compensation. Any Award payable under this Plan shall not be considered compensation for purposes of any other benefit plan and shall not be included in the calculation of retirement benefits.

5.04    Other Arrangements. To the fullest extent allowed by law, the terms of the Plan shall supercede any and all prior oral or written communications, negotiations, commitments, and understandings with respect to the benefits offered in connection with the Entergy Nuclear Retention Plan and render such agreements, negotiations, commitments, and understandings null and void. Payment pursuant to any contract with respect to the Entergy Nuclear Retention Plan shall render Participant ineligible under this Plan for payment of an Award, unless such other arrangement is approved by CEO - Nuclear Operations.

5.05    Incompetent. If a Participant shall be or become physically or mentally incompetent to receive benefits under this Plan, the Administrator, in its sole and absolute discretion, may direct payment of such benefits in one or more of the following ways: (a) directly to such Participant in the case of physical incompetence; (b) to Participant's legal guardian or conservator; (c) to Participant's spouse or to any person charged with his support, to be expended for his benefit. The decision of the Administrator shall be final and binding upon all parties in interest. Any such payment shall completely discharge all obligations under the Plan.

5.06    Unfunded Benefits. All rights of a Participant or Beneficiary under this Plan shall be entirely unfunded, and nothing in this Plan shall be construed to give such person or entity any right, title, interest, or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever, owned by a System Company, or in which a System Company may have any right, title or interest now or in the future.

ARTICLE VI
FORFEITURE AND REPAYMENT EVENTS

6.01    Forfeiture and/or Repayment upon the Occurrence of Certain Events. This Section 6.01 sets forth the forfeiture and/or repayment provisions applicable upon the occurrence of certain events. In the event a Participant is obligated to repay any Award, the Participant shall make such repayment within ten (10) days of Employer's written demand to the Participant. Participation in the Plan is contingent on acknowledgment of the repayment obligation.
  Death. If a Participant dies after an Award Anniversary Date, but prior to the payment of such Award, then the Participant's Beneficiary shall be eligible for payment of the Award on behalf of Participant. All remaining unpaid Awards during the Performance Period shall be forfeited. There shall be no repayment obligation in the event of a Participant's death.

  Voluntary Termination and Termination or Removal for Cause. If, prior to having completed three full years of Plan participation during a Performance Period, a Participant voluntarily terminates System employment on account of retirement or separation from service, he is Involuntarily Terminated for Cause, or he is removed from Plan participation by Nuclear Senior Management for Cause, then (1) the Participant shall forfeit any remaining unpaid Awards during the Performance Period, and (2) except in the case of retirement or as otherwise determined by the CEO-Nuclear Operations, the Participant shall be required to repay all Awards already paid to or on behalf of the Participant with respect to such Performance Period.

  Disability or Involuntary Termination without Cause. If, prior to having completed three full years of Plan participation during a Performance Period, a Participant becomes Disabled or a Participant's System employment is Involuntary Terminated without Cause, then the Participant shall forfeit any Awards for which the Anniversary Date has not already occurred at the time of such event, but he shall still be entitled to receive any remaining unpaid Award for which the Anniversary Date has already occurred at the time of such event and he shall not be required to repay any Awards already paid to or on behalf of the Participant with respect to such Performance Period.

  Transfer or Removal to Non-Eligible Position. If, prior to having completed three full years of Plan participation during a Performance Period, a Participant is either transferred by his Employer to a position within the System causing the Participant to cease to be an Eligible Employee or removed from Plan participation by Nuclear Senior Management for other than Cause, then the Participant shall cease participation in the Plan and shall forfeit any Awards for which the Anniversary Date has not already occurred at the time of such transfer or removal, but such former Participant shall still be entitled to receive any remaining unpaid Award for which the Anniversary Date has already occurred at the time of such transfer or removal. In such event, the Participant shall not be required to repay any Awards already paid to or on behalf of the Participant with respect to such Performance Period. Notwithstanding the foregoing provisions of this Section 6.01(d) to the contrary, if a Participant is transferred by his Employer to a non-eligible position, the Participant may remain eligible for Plan participation during the Performance Period and shall not forfeit any Awards for which the Anniversary Date has not already occurred at the time of such transfer if (i) the transfer is the result of rotational, developmental assignment; and documentation is provided by Nuclear Senior Management to assure the Participant's return to an Eligible Employee position within 24 months of such initial transfer date and written justification for continued Plan participation in a non-eligible position is approved by the CEO - Nuclear Operations and the Senior VP, Human Resources; or (ii) if the Chief Executive Officer of Entergy Corporation and the Senior VP, Human Resources make such a determination.

6.02    Confidentiality. A Participant shall not disclose, publicize, or discuss any of the terms or conditions of an Award under this Plan with anyone, except his or her spouse, attorney, accountant, or as required by law. In the event a Participant discloses such information with any person other than his or her spouse, attorney, or accountant, Participant will forfeit the right to receive the funds or, if already paid, be required to repay the funds to the Administrator.

6.03    Terms of Employment. For those Participants with employment contracts, employment remains subject to the terms and conditions of each employee's respective employment contract, and a breach of employment contract may render Participant ineligible for any Award. Employment remains at will and may be terminated by an Employer or otherwise by the Entergy Company employer at any time if Participant should fail to perform his or her job duties or violate System or employer-specific policies. If such should occur, Participant may not be eligible for any benefits under this Plan.

6.04    No Alienation. No Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, except as may be otherwise required by law in connection with marital dissolution or child support obligations, or be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process.

ARTICLE VII
AUTHORITY TO AMEND OR TERMINATE THE PLAN

7.01    Authority. The Plan may be amended or terminated at any time, without prior notice to Participants and without prior Participant consent, at the discretion of the Personnel Committee.

7.02    Notice. Written notice will be given to Plan Participants of any approved Plan amendments or termination of the Plan.

7.03    Termination. In the event of termination of the Plan, Participants will not be eligible for any benefits under the Plan. In the event of termination of the Plan, Awards paid to Participants prior to the Plan termination effective date will not be affected.

ARTICLE VIII
ADMINISTRATION OF THE PLAN

8.01    Administration of Plan. The Administrator shall operate and administer the Plan and, as such, shall have the authority as Administrator to exercise the powers and discretion conferred on the Administrator by the Plan, including the right to delegate any Administrator function to a specified person or persons.

8.02    Communications and Actions Concerning the Plan. The Administrator and any of the Administrator's delegees shall administer the Plan in accordance with its terms and shall have all powers, authority, and discretion necessary or proper for such purpose. In furtherance of this duty, the Administrator shall have the sole and exclusive power and discretion to communicate information concerning the Plan, respond to Participant inquiries regarding the Plan, make factual determinations, construe and interpret the Plan, including the intent of the Plan and any ambiguous, disputed or doubtful provisions of the Plan. Further, any individual serving in the capacity as Administrator shall be authorized to take any actions authorized under this Plan, including, without limitation, execution of any and all documents contemplated by or necessary in furtherance of the Plan and direction of the System Companies concerning all payments that shall be made pursuant to the terms of the Plan.

8.03    Participants Involved in Administration. To the extent a party charged with discretion under the Plan should also be a Participant in the Plan, such party shall not recommend, determine, approve, or otherwise be involved in the process by which such interested party Participant is considered for any benefits under the Plan.

IN WITNESS WHEREOF, Entergy Corporation has caused this amendment and restatement to be executed by its duly authorized officer on this __ day of ________, 2007, but effective as of ___________, 2007.

    ENTERGY CORPORATION
    through the Personnel Committee's undersigned
    duly authorized representative

    _____________________________________

                        TERRY R. SEAMONS
                        Senior Vice-President, Human
                        Resources and Administration

SCHEDULE A

Entergy Nuclear Retention Plan ("NRP")
Designation of Beneficiary
Participant Information: (Please print clearly):	___________________________________________________ __________________________________ Last Name First M.I. Soc. Sec. No.
Primary Beneficiary(ies) Designation: If you wish to name additional Primary Beneficiaries, attach a sheet to this Form with all necessary information)

I, the undersigned, hereby designate the following person(s) to be my Primary Beneficiary(ies) with respect to any cash payments that may be payable to me under the NRP at the time of my death:

_______________________________________________________________________________________________________      ___________________________
Last Name                                                                                             First                                           M.I.        Soc. Sec. No.

____________________________________________________________         _______________________________
Street Address                                                                                                                           City               State                       Zip Code

_______________________________________________________________________________________________________      ___________________________
Last Name                                                                                             First                                           M.I.        Soc. Sec. No.

____________________________________________________________         _______________________________
Street Address                                                                                                                           City               State                       Zip Code

Note: If you name more than one Primary Beneficiary, any amount payable will be divided equally among the Primary Beneficiaries who survive you.

Contingent Beneficiary(ies) Designation: (If you wish to name additional Contingent Beneficiaries, attach a sheet to this Form with all necessary information)

In the event that all Primary Beneficiaries predecease me, I hereby designate the following person(s) as my Contingent Beneficiary(ies):

_______________________________________________________________________________________________________      ___________________________
Last Name                                                                                             First                                           M.I.        Soc. Sec. No.

____________________________________________________________         _______________________________
Street Address                                                                                                                           City               State                       Zip Code

_______________________________________________________________________________________________________      ___________________________
Last Name                                                                                             First                                           M.I.        Soc. Sec. No.

____________________________________________________________         _______________________________
Street Address                                                                                                                           City               State                       Zip Code

Note: If you name more than one Contingent Beneficiary, any amount payable will be divided equally among the Contingent Beneficiaries who survive you.

Signature

Any election I have made on this form revokes all prior elections with regard to the benefits subject to this form.

_______________________                                                                    __________________________________________________________________
Date                                                                                                  Participant's Signature

IMPORTANT:	THIS DESIGNATION OF BENEFICIARY FORM IS NOT EFFECTIVE UNTIL PROPERLY COMPLETED, SIGNED AND RECEIVED BY THE PLAN ADMINISTRATOR AT THE FOLLOWING ADDRESS: [Insert Address]

SCHEDULE B

PARTICIPANT INVITATION

Date:             July 1, 2007

To:                 NAME OF PROPOSED PARTICIPANT

From:             Michael R. Kansler

Subject:         Nuclear Retention Plan Participation

Congratulations on your invitation to participate in the Nuclear Retention Plan!

In order to provide reinforcement to key employees that they are valued members of the Entergy Nuclear management team, and in order to remain competitive with leading industry retention programs, I am pleased to offer you the opportunity to participate in the Entergy Nuclear Retention Plan ("Plan") for the next three (3) years from the date of your proposed [insert date, such as July 1, 2007] participation commencement date. The performance period applicable to your participation shall be from [insert 3-year performance period, such as July 1, 2007 through July 1, 2010] ("Performance Period").

Your execution and return to ____ of this document by _____ is a prerequisite to your participation in the Plan for the Performance Period.

Your continued eligibility to participate in the Plan for the Performance Period will be contingent upon you remaining an active employee at or above your current performance and position level. Your eligibility for Award payments is contingent on your participation in the Plan on each of the 3 Award Dates.

As a Plan participant, you will be eligible for up to 3 cash award payments (each an "Award") with respect to the Performance Period. Your Award dates with respect to the Performance Period shall be the first, second and third anniversary dates of your commencement of participation in the Plan.

Initially, the company will establish an unfunded book entry equal to [insert total Award percentage, such as 60%] of your current base salary, to be paid to you in [insert 1/3 of total Award percentage, such as 20%] annual increments for three years. After each of your three anniversary dates of Plan participation, you will receive one third of the book entry amount, as long as you meet the Plan eligibility requirements on each such anniversary date.

At the end of the Performance Period, participation in the Plan for future performance periods may be approved in the sole discretion of the President & CEO, Entergy Nuclear. Plan participation for any future performance periods shall require a new invitation and compliance with applicable Plan terms and conditions.

In addition, all Plan participants will be reviewed by the nuclear senior executive team on at least an annual basis for continued eligibility within the Performance Period. If your performance, management level, position, title or organizational assignment changes during the course of the Performance Period, your participation may be terminated, in the sole discretion of the President & CEO, Entergy Nuclear.

Further, you may forfeit eligibility for unvested Awards under certain circumstances, including death, disability, termination of employment, or transfer to an ineligible position. In addition, if you are terminated for Cause, as defined in the Plan, or voluntarily terminate employment during a Performance Period, you will be required to repay any Awards already received for the Performance Period, upon receipt of written demand for such repayment, as you acknowledge by your signature below on this Participant Invitation.

Please contact Pete Schneider in Human Resources with any questions.

ACCEPTANCE AND ACKNOWLEDGMENT

I accept the offer to participate in the Nuclear Retention Plan for the indicated Performance Period, in accordance with the terms and conditions of the Plan. I specifically acknowledge that if within the Performance Period I voluntarily resign my employment in the Nuclear organization or I am terminated for Cause (as defined in the Plan), then, within ten (10) days of demand, I will repay any awards paid to me with respect to the Performance Period. To the extent permitted by law, I agree that, should I owe any monies pursuant to the terms of this repayment obligation, my employer is entitled, to the fullest extent allowed by law, to off-set that amount against any wages owed by employer to me in the event that the employment relationship is terminated. I additionally agree that, if Entergy refers collection of amounts owed under this repayment obligation to an attorney, then I will also be obligated to pay attorneys' fees and costs incurred by Entergy in connection with the enforcement of this obligation.

___________________________________                                                                                                 ___________________________
EMPLOYEE SIGNATURE                                                                                                                                                   DATE